1JanusIntl.com Presented by: JanusIntl.com FOURTH QUARTER & FULL YEAR 2025 EARNINGS PRESENTATION March 4, 2026

2JanusIntl.com Forward-Looking Statements Certain statements in this communication, including the estimated guidance provided under “2026 Guidance and Key Planning Assumptions” and “Long-Term Fundamentals and Investment Highlights”, herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” and other similar words and expressions or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (i) risks of the self- storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) risks from tariffs; (v) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss; (vi) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; (vii) the risk that we will not be able to successfully integrate and develop Kiwi II Construction into our operations; and (viii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC. Non-GAAP Financial Measures Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Please see Appendix, which includes definitions of non-GAAP measures and metrics used in this presentation and reconciliations of non-GAAP measures to the most directly comparable GAAP measure. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income, and Net Leverage Ratio are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, these non-GAAP financial measures provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add- backs shown in the Adjusted EBITDA reconciliation. Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA and Inorganic Revenue forward-looking guidance for 2026 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income, and Net Leverage Ratio should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

3JanusIntl.com Ramey Jackson Chief Executive Officer 2025 Review & Business Update Anselm Wong Chief Financial Officer 4Q25 Financial Overview & Guidance Update Agenda

4JanusIntl.com Full Year 2025 Highlights • Delivered $884.2 million in Total Revenue compared to $963.8 million in 2024 • Total Self-Storage down 9.7% year-over-year ◦ New Construction down 12.6%, Restore, Rebuild & Replace (“R3”) down 4.9% • Commercial & Other down 5.1% • International revenue of $103.9 million, up 41.2% year-over-year • Net Income of $53.8 million, down 23.6% year-over-year • Adjusted EBITDA1 of $168.2 million, down 19.3% year-over-year, resulting in Adjusted EBITDA as a percentage of revenues of 19.0% • Cash flow from operations of $139.5 million. Free cash flow1 generation of $114.0 million; trailing twelve-month period ended January 3, 2026, free cash flow conversion of Adj. Net Income1 of 137% 1. Adjusted EBITDA, Free Cash Flow, and Free Cash Flow Conversion of Adjusted Net Income are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. Financial Results Operational & Capital Allocation • Nokē Smart Entry System total installed units of 458,000 at year end, up 25.5% year-over-year • Completed a voluntary prepayment of $40.0 million toward the First Lien Term Loan • Repurchased approximately 1.9 million shares for $16.0 million (including commissions and excise taxes) • S&P upgraded credit rating from “B+” to “BB-” with a stable outlook Subsequent Events • Announced acquisition of Kiwi II Construction, a premier self-storage and pre-engineered buildings provider • Successfully completed repricing of Term Loan, reducing interest rate by 50 bps from SOFR + 250 bps to SOFR + 200 bps

Kiwi II Construction Acquisition

Overview

- Premier self-storage buildings provider
- Founded in 1982 and headquartered in Temecula, CA
- Paid $97.2M in cash as consideration
    - Approximate 5x Adj. EBITDA[1] multiple post synergies
- Approximately $90M in revenue during 2025

kiwi II Services Provided

Design | Value Engineer | Bid | Supply Materials | Erect / Install





- Acquisition of Kiwi II expands and strengthens Janus' building solutions capabilities
- Elevates West Coast self-storage design-build presence

JANUS INTERNATIONAL GROUP
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6JanusIntl.com Financial Results Overview 1. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. Adj. EBITDA1 $37.2M 7.5% increase 16.4% margin Revenue $226.3M 1.9% decrease Adj. Diluted EPS1 $0.11 Adj. Net Income1 of $15.6M Operating Cash Flow $24.8M FCF1 of $19.2M Adj. EBITDA1 $168.2M 19.3% decrease 19.0% margin Revenue $884.2M 8.3% decrease Adj. Diluted EPS1 $0.60 Adj. Net Income1 of $83.4M Operating Cash Flow $139.5M FCF1 of $114.0M 4Q 2025 FY 2025

7JanusIntl.com Revenue Breakdown by Sales Channel New Construction R3 Commercial & Other • 4Q 2025 revenue of $88.9M down 8.1% year-over year • Continued softness in North America • Partially offset by strength in International • 4Q 2025 revenue of $63.9M up 12.7% year-over year • Strength in door replacement and renovation activity as well as growth in Nokē • Normalization of retail big-box conversion and expansion activity • 4Q 2025 revenue of $73.5M down 5.0% year-over year • Lower demand for commercial sheet doors • Partially offset by strength in TMC business, rolling steel and carports and sheds $ in millions

8JanusIntl.com Fourth Quarter 2025 Revenue and Adj. EBITDA1 Drivers Revenue Adjusted EBITDA 1. Adjusted EBITDA is not a financial measure determined in accordance with GAAP. For a definition of this metric and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. $ in millions SG&A Bad Debt $ 7.3 Warranty $ 2.1 Other $ 1.1

9JanusIntl.com 2025 Revenue and Adj. EBITDA1 Drivers Revenue Adjusted EBITDA 1. Adjusted EBITDA is not a financial measure determined in accordance with GAAP. For a definition of this metric and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. $ in millions SG&A Bad Debt $ 15.4 Warranty $ 2.5 Share Based Compensation $ (5.3) Other $ 1.4

10JanusIntl.com Strong Balance Sheet & Liquidity Enable Financial Flexibility Balanced Capital Allocation Approach Acquisitions • Track record of identifying, executing, and integrating acquisitions to support strategic growth • Highly accretive M&A strategy • Acquired Kiwi II Construction in January 2026 Share Repurchases • Repurchased 1.9 million shares for $16.0M in 2025 (including commissions and excise taxes) • Announced expanded repurchase authorization up to $75.0M in 2Q 2025 Organic Growth • Invest in key growth initiatives • Further penetrate self-storage market and utilize scale and footprint to increase share in commercial door market • Drive adoption of access control technology through NokēTM Ion platform Debt Repayment • Completed a voluntary prepayment of $40.0 million toward the First Lien Term Loan in 1Q 2025 2 1 3 4 Solid Free Cash Flow1 Generation Strong Net Leverage1 Profile 1. Free Cash Flow, Free Cash Flow Conversion of Adjusted Net Income and Net Leverage are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation.

11JanusIntl.com Revenue $940M - $980M Includes $90M - $100M inorganic revenue 8.6% growth at the midpoint year-over-year Adjusted EBITDA1 $165M - $185M 4.0% growth at the midpoint year-over-year Assumption Estimate Depreciation and Amortization $58M - $68M Capital Expenditures 1.5% - 2.0% of Revenue Interest Expense, net $29M - $34M Effective Tax Rate 27% - 29% 1. Adjusted EBITDA is not a financial measure determined in accordance with GAAP. For a definition of this metric and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the Company’s latest filings with the SEC as well as the Appendix of this presentation. 2. Figures in this slide represent the Company’s targets and no guarantee can be provided that these figures or other potential results discussed in this Slide will be achieved. See “Forward-Looking Statements.” 2026 Guidance and Key Planning Assumptions

12JanusIntl.com Multi-faceted Strategy to Drive Growth Increase Share in the Commercial Market Further develop product offering and utilize leading scale and global footprint to take share in highly fragmented commercial door market Further Penetration of Self-Storage Expand design-build services, increase facility content, and leverage differentiated R3 capabilities to increase share Pursue Strategic, Accretive Acquisitions Continue to source, evaluate, and execute on strategic M&A to expand product and solutions offering Drive Adoption of Access Control Technology Capitalize on existing customer relationships to drive further penetration of Nokē in self-storage

13JanusIntl.com Long-Term Fundamentals and Investment Highlights Industry Leader in Well-Structured Market with Attractive Areas for Expansion Sustainable Demand Drivers Support Future Growth 1. Source; Yardi Matrix. 2. Source: MSM Self-Storage Almanac Self-Storage Demand Study, 2023. Self-Storage (New Construction & R3): • Demand driven by recurring life events • Elevated occupancy rates drive new capacity additions • Average age of facilities >20 years1 drives R3 activity • Increasing household utilization2 Commercial & Other: • Continued commercial construction with focus on efficiency and security • Investment in warehouse and distribution networks • Variety of offerings that touch multiple end markets Self-Storage (New Construction and R3): • Provider of end-to-end solutions, from early design to facility buildout to repair, upgrade, technological advancements and modernization • Industry leader, expanding scale in existing markets and leveraging innovation solutions • Global footprint across North America, Europe and Australia Commercial & Other: • Utilizing scale and footprint to increase share in growing market for commercial doors • Terminal maintenance capabilities

14JanusIntl.com APPENDIX

Adjusted EBITDA Reconciliation*

(In millions, except percentages)

(dollar amounts in millions)	Three Months Ended January 3, 2026	Three Months Ended December 28, 2024	Variance $	Variance %
Net Income	$ 7.1	$ 0.3	$ 6.8	2266.7 %
Interest, net	8.8	10.7	(1.9)	(17.8) %
Income taxes	5.5	6.6	(1.1)	(16.7) %
Depreciation	3.8	3.0	0.8	26.7 %
Amortization	8.4	8.3	0.1	1.2 %
EBITDA*	**$ 33.6**	**$ 28.9**	**$ 4.7**	**16.3 %**
Restructuring charges (income)(1)	1.2	(3.9)	5.1	(130.8) %
Acquisition expense(2)	1.6	0.1	1.5	1500.0 %
Impairment(3)	0.7	9.2	(8.5)	(92.4) %
Other	0.1	0.3	(0.2)	(66.7) %
Adjusted EBITDA*	**$ 37.2**	**$ 34.6**	**$ 2.6**	**7.5 %**

(dollar amounts in millions)	Year Ended January 3, 2026	Year Ended December 28, 2024	Variance $	Variance %
Net Income	$ 53.8	$ 70.4	$ (16.6)	(23.6) %
Interest, net	36.8	49.6	(12.8)	(25.8) %
Income taxes	22.6	29.9	(7.3)	(24.4) %
Depreciation	12.9	12.0	0.9	7.5 %
Amortization	33.2	32.0	1.2	3.8 %
EBITDA*	**$ 159.3**	**$ 193.9**	**$ (34.6)**	**(17.8) %**
Restructuring charges (income)(1)	3.5	(2.9)	6.4	(220.7) %
Acquisition expense(2)	4.2	3.5	0.7	20.0 %
Impairment(3)	0.7	9.2	(11.3)	(94.2) %
Loss on extinguishment and modification of debt(4)	—	1.7	(1.7)	(100.0) %
Other	0.5	0.3	0.2	66.7 %
Adjusted EBITDA*	**$ 168.2**	**$ 208.5**	**$ (40.3)**	**(19.3) %**

1. Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.
2. Expenses related to various professional fees, acquisition related compensation, and various acquisition related activities.
3. Impairment consists of the write down of the ACT Tradename intangible asset and certain customer relationship intangible assets during the year ended January 3, 2026 and the write down of the DBCI Tradename intangible asset during the year ended December 28, 2024, respectively.
4. Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024.

*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

JANUS INTERNATIONAL GROUP
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16JanusIntl.com Adjusted Net Income Reconciliation* (In millions, except percentages) Three Months Ended Year Ended January 3, 2026 December 28, 2024 January 3, 2026 December 28, 2024 Net Income $ 7.1 $ 0.3 $ 53.8 $ 70.4 Net Income Adjustments(1) 3.6 5.7 8.9 14.6 Amortization 8.4 8.3 33.2 32.0 Tax Effect on Net Income Adjustments(2) (3.5) (4.2) (12.5) (13.9) Prior Year Adjustments(3) — 3.4 — 1.5 Non-GAAP Adjusted Net Income * $ 15.6 $ 13.5 $ 83.4 $ 104.6 *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. 1. Net Income Adjustments for the three month period ended January 3, 2026 include $1.2 of restructuring charges, $1.6 of acquisition expenses, $0.7 of impairment charges and $0.1 of other expenses. Net Income Adjustments for the year ended January 3, 2026 include $4.2 of acquisition expenses, $3.5 of restructuring charges, $0.7 of impairment charges and $0.5 of other. Refer to the Adjusted EBITDA table above for further details. 2. The effective tax rates of 29.6% and 29.8% were used for the periods ended January 3, 2026 and December 28, 2024, respectively. 3. Prior year adjustments for the three months ended December 28, 2024 includes a tax correction of $3.4. For the twelve months ended December 28, 2024 prior year adjustments includes a tax correction of $3.4 partially offset by a reduction in service cost of revenues of $1.9, net of tax.

17JanusIntl.com Non-GAAP Adjusted EPS* (In millions, except share and per share data) Three Months Ended Year Ended January 3, 2026 December 28, 2024 January 3, 2026 December 28, 2024 Numerator: GAAP Net Income $ 7.1 $ 0.3 $ 53.8 $ 70.4 Non-GAAP Adjusted Net Income* $ 15.6 $ 13.5 $ 83.4 $ 104.6 Denominator: Weighted average number of shares: Basic 138,823,301 140,896,386 139,314,509 144,256,152 Adjustment for Dilutive Securities 475,259 537,426 428,175 542,948 Diluted 139,298,560 141,433,812 139,742,684 144,799,100 GAAP Basic EPS $ 0.05 $ — $ 0.39 $ 0.49 GAAP Diluted EPS $ 0.05 $ — $ 0.38 $ 0.49 Non-GAAP Adjusted Basic EPS* $ 0.11 $ 0.10 $ 0.60 $ 0.73 Non-GAAP Adjusted Diluted EPS* $ 0.11 $ 0.10 $ 0.60 $ 0.72 *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

18JanusIntl.com Free Cash Flow Conversion* (In millions, except percentages) Three Months Ended Year Ended January 3, 2026 December 28, 2024 January 3, 2026 December 28, 2024 December 30, 2023 December 31, 2022 January 1, 2022 Cash flow from Operating Activities $ 24.8 $ 51.4 $ 139.5 $ 154.0 $ 215.0 $ 88.5 $ 74.8 Less: Purchases of property, plant and equipment (5.6) (6.1) (25.5) (20.1) (19.0) (8.8) 19.9 Plus one-time proceeds of sale/leaseback — — — — — — 9.6 Free Cash Flow* $ 19.2 $ 45.3 $ 114.0 $ 133.9 $ 196.0 $ 79.7 $ 64.6 Non-GAAP Adjusted Net Income* $ 15.6 $ 13.5 $ 83.4 $ 104.6 $ 160.6 $ 131.2 $ 94.8 Free Cash Flow Conversion of Non-GAAP Adjusted Net Income* 123% 336% 137% 128% 122% 61% 68% *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

19JanusIntl.com Net Leverage Ratio* (In millions, except ratios) *Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Year Ended January 3, 2026 December 28, 2024 December 30, 2023 December 31, 2022 January 1, 2022 Note payable - First Lien $ 551.0 $ 598.5 $ 623.4 $ 714.3 $ 722.4 Less: Cash 194.4 149.3 171.7 78.4 13.2 Net Debt* $ 356.6 $ 449.2 451.7 635.9 709.2 Net Income* $ 53.8 $ 70.4 135.7 107.7 43.8 Adjusted EBITDA* $ 168.2 $ 208.5 285.6 226.9 148.2 Long-Term Debt to Net Income 10.2 8.5 4.6 6.6 16.5 Non-GAAP Net Leverage Ratio* 2.1 2.2 1.6 2.8 4.8